EXHIBIT 32.1

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, each undersigned officer of NYSE Euronext (the “Company”) hereby certifies that, to such officer’s knowledge, the quarterly report on Form 10-Q of the Company for the fiscal quarter ended September 30, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2012

/s/ Duncan Niederauer
Duncan Niederauer

Chief Executive Officer

Date: November 8, 2012

/s/ Michael Geltzeiler
Michael Geltzeiler

Group Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.